UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2020

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

001-35561

(Commission File Number)

55 Broadway, 19th Floor, New York, NY 10006

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed on January 29, 2020 (the “Original Form 8-K”) by Ideanomics Inc. (the “Company”) in order to correct a typographical error contained in the penultimate sentence of Item 1.01 of the Original 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

On January 24, 2020, Ideanomics, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Qingdao Xingyang City Investment (“Qingdao”) in which Qingdao agreed to invest, pursuant to an installment plan, in the Company’s subsidiary, Qingdao Mobile New Energy Vehicle Sales Co. Ltd. (“Mobile”), an aggregate of potentially 200 million RMB as registered capital with an initial investment of 50 million RMB (approximately $7.2 million). The Company and Qingdao also agreed to jointly establish Mobile to engage in electric commercial vehicle sales. Pursuant to the Agreement Qingdao agreed that within 10 days after the completion of the establishment of Mobile Qingdao would invest 50 million RMB as the first installment and, once Mobile starts operation , an additional 50 million RMB as registered capital for each 10 billion RMB sales revenue realized by Mobile or for each 10 billion RMB increase in the market value of Mobile. Once Mobile achieves 30 billion RMB or its market value reaches 30 billion RMB Qingdao will pay the 200 million RMB in full as registered capital. Qingdao will receive a 10% equity interest in Mobile for the full investment of 200 million RMB.

The foregoing description of the Agreement is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement which will be filed as an exhibit to a Form 10-K of the Company, as required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: January 29, 2020	By:	/s/ Alfred Poor
Alfred Poor
Chief Executive Officer